                                                                 Exhibit 8

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440

                               FAX (305) 789-3395

E. RICHARD ALHADEFF           THEODORE A. JEWELL              DAVID A. ROTHSTEIN                           OWEN S. FREED
LOUISE JACOWITZ ALLEN         MICHAEL I. KEYES                BETTY CHANG ROWE                             SENIOR COUNSEL
STUART D. AMES                TEDDY D. KLINGHOFFER            STEVEN D. RUBIN
LAWRENCE J. BAILIN            ROBERT T. KOFMAN                MIMI L. SALL                                 DAVID M. SMITH
PATRICK A. BARRY              PAUL TAGER LEHR                 NICOLE S. SAYFIE                          LAND USE CONSULTANT
AMANDA C. BARRY               VERNON L. LEWIS                 RICHARD E. SCHATZ
SHAWN BAYNE                   WENDELL T. LOCKE                LESTER E. SEGAL
LISA K. BENNETT               KEVIN B. LOVE                   JAY B. SHAPIRO                                TAMPA OFFICE
SUSAN FLEMING BENNETT         JOY SPILLIS LUNDEEN             MARTIN S. SIMKOVIC                             SUITE 2200
LISA K. BERG                  GEOFFREY MacDONALD              CURTIS H. SITTERSON                    SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                MICHAEL C. MARSH                RONNI D. SOLOMON                        401 EAST JACKSON STREET
HANS C. BEYER                 BRIAN J. McDONOUGH              MARK D. SOLOV                             TAMPA, FLORIDA 33602
MARTIN G. BURKETT             ANTONIO R. MENENDEZ             EUGENE E. STEARNS
ELLEN I. CHO                  FRANCISCO J. MENENDEZ           JENNIFER D. STEARNS                         (813) 223-4800
SETH THOMAS CRAINE            ALISON W. MILLER                BRADFORD SWING
PETER L. DESIDERIO            VICKI LYNN MONROE               SUSAN J. TOEPFER
MARK P. DIKEMAN               HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES                           FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            JOHN N. MURATIDES               DENNIS R. TURNER                               SUITE 1900
ALAN H. FEIN                  JOHN K. OLSON                   RONALD L. WEAVER                       200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI             ROBERT C. OWENS                 ROBERT I. WEISSLER                   FORT LAUDERDALE, FLORIDA 33301
ANDREA F. FISHER              JAY P. W. PHILP                 PATRICIA G. WELLES
ROBERT E. GALLAGHER, JR.      NOAH C. POLLACK                 THOMAS H. WILLIAMS, JR.                     (954) 462-9500
CHAVA E. GENET                DARRIN J. QUAM                  MARTIN B. WOODS
LATASHA A. GETHERS            JOHN M. RAWICZ
PATRICIA K. GREEN             PATRICIA A. REDMOND
JOSEPH K. HALL                ELIZABETH G. RICE
ALICE R. HUNEYCUTT            GLENN M. RISSMAN
RICHARD B. JACKSON            CARL D. ROSTON

                                                              October 15, 1998

Servico, Inc.
1601 Belvedere Road
West Palm Beach, Florida 33406
Attention:  Board of Directors

Lodgian Capital Trust I
c/o Servico, Inc.
1601 Belvedere Road
West Palm Beach, Florida 33406
Attention: Regular Trustees

Gentlemen:

         We have acted as counsel to Servico, Inc., a Florida corporation (the "Company"), and Lodgian Capital Trust I, a Delaware statutory business trust ("the Trust"), in connection with the registration statement of the Company and the Trust on Form S-3 (the "Registration Statement") of which a prospectus ("Prospectus") is a part, to be filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, for the purpose of registering Convertible Redeemable Equity Structured Trust Securities of the Trust (the "CRESTS"), 7% Convertible Junior Subordinated Debentures of the Company, the guarantee of the Company with respect to such CRESTS and shares of the Common Stock, par value $.01 per share, of the Company. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         For purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and the Trust. We have also assumed the absence of any undisclosed amendments or supplements to or modifications or terminations of any such

Servico, Inc.
Lodgian Capital Trust I
October 15, 1998
Page 2

documents and the absence of any undisclosed waiver of any right or remedy contained in any such documents.

         Based solely on our review of such documents, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, we hereby adopt and incorporate by reference the opinion set forth in the Prospectus under the caption "Certain United States Federal Income Tax Consequences."

         Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain United States Federal Income Tax Consequences."


                                          Very truly yours,


                                          STEARNS, WEAVER, MILLER, WEISSLER
                                          ALHADEFF & SITTERSON, P.A.







            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.